Exhibit 99.1

Pacific Premier Bancorp, Inc. to Announce

Fourth Quarter 2014 Financial Results on January 21, 2015

Irvine, Calif., January 14, 2015 — Pacific Premier Bancorp, Inc.  (NASDAQ: PPBI) (“Pacific Premier”), the holding company of Pacific Premier Bank, announced today that it will issue its fourth quarter 2014 financial results before the market opens on Wednesday, January 21, 2015.

Pacific Premier will also host a conference call at 9:00 a.m. PT / 12:00 p.m. ET that day to discuss its financial results.  Analysts and investors may participate in the question-and-answer session.  The conference call will be webcast live on the Investor Relations section of Pacific Premier’s website www.ppbi.com.

Conference Call, Webcast and Replay Information:

Date:  Wednesday, January 21, 2015

Time:  9:00 a.m. PT / 12:00 p.m. ET

Telephone Access:  866-290-5977 and ask to join the “Pacific Premier Bancorp” conference call

Telephone Replay (available through January 29, 2015):  877-344-7529, access code 10058607

Webcast Access:  A live webcast will be available on the Investor Relations section of Pacific Premier’s website www.ppbi.com.  An archived version of the webcast will be available in the same location shortly after the live call has ended.

About Pacific Premier Bancorp, Inc.

Pacific Premier is one of the largest commercial bank holding companies in Southern California and is headquartered in Irvine, California. Pacific Premier has $2.0 billion in assets, $1.5 billion in loans, $1.5 billion in deposits, and shareholders’ equity of $197.9 million as of September 30, 2014.  Pacific Premier Bank is a business bank primarily focused on serving small and middle market business in the counties of Los Angeles, Orange, Riverside, San Bernardino and San Diego, California.  Pacific Premier Bank offers a diverse range of lending products including commercial, commercial real estate, construction, residential warehouse and U.S. Small Business Administration loans, as well as specialty banking products for homeowners associations and franchise lending nationwide.  Pacific Premier Bank serves its customers through its 13 full-service depository branches in Southern California located in the cities of Encinitas, Huntington Beach, Irvine, Los Alamitos, Newport Beach, Palm Desert, Palm Springs, San Bernardino, San Diego and Seal Beach.

Notice to Independence Bank and Pacific Premier Shareholders

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed acquisition of Independence Bank by Pacific Premier, Pacific Premier filed a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”), which was previously declared effective by the SEC. The registration statement contains a joint proxy statement/prospectus. The definitive joint proxy statement/prospectus was filed with the SEC on December 11, 2014 and was distributed to the shareholders of Independence Bank and the Pacific Premier on December 16, 2014 in connection with the respective special meetings of the Independence Bank and the Pacific Premier shareholders and their respective votes concerning the acquisition. SHAREHOLDERS OF INDEPENDENCE BANK AND PACIFIC PREMIER ARE ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. Investors and security holders will be able to obtain the documents, including the joint proxy statement/prospectus free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by Pacific Premier will be available free of charge by (1) accessing Pacific Premier’s website at www.ppbi.com under the “Investor Relations” link and then under the heading “SEC Filings,” (2) writing to Pacific Premier at 17901 Von Karman Avenue, Suite 1200, Irvine, CA 92614, Attention: Investor Relations or (3) writing Independence Bank at 4525 MacArthur Boulevard, Newport Beach, CA 92660, Attention: Corporate Secretary.

The Pacific Premier directors, executive officers and certain other members of management and employees of Pacific Premier may be deemed to be participants in the solicitation of proxies from the Pacific Premier shareholders in respect of the proposed acquisition. Pacific Premier has also engaged D.F. King & Co., Inc. as its proxy solicitation firm. Information about the Pacific Premier directors and executive officers is included in the proxy statement for its 2014 annual meeting, which was filed with the SEC on April 16, 2014. The Independence Bank directors, executive officers and certain other members of management and employees of Independence Bank may also be deemed to be participants in the solicitation of proxies in favor of the acquisition from the shareholders of Independence Bank. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed acquisition that was previously mailed to the Pacific Premier and Independence Bank shareholders. Free copies of this document may be obtained as described in the preceding paragraph.

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Contact:

Pacific Premier Bancorp, Inc.

Steven R. Gardner	Kent J. Smith
President & CEO	Executive Vice President & CFO
949.864.8000	949.864.8000